                                                               EXHIBIT m(7)(c)


                              AMENDMENT NO. 2
                                     TO
                          MASTER DISTRIBUTION PLAN
                                     OF
                      AIM SPECIAL OPPORTUNITIES FUNDS
                              (CLASS B SHARES)
                          (SECURITIZATION FEATURE)

         The Master Distribution Plan (the "Agreement"), dated effective June 24, 1998, as amended, by AIM Special Opportunities Funds, a Delaware business trust, with respect to the Class B Shares of each series of shares of beneficial interest as set forth in the Agreement, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                "SCHEDULE A
                                     TO
                          MASTER DISTRIBUTION PLAN
                                     OF
                      AIM SPECIAL OPPORTUNITIES FUNDS

                             (DISTRIBUTION FEE)

                                                            MAXIMUM               MAXIMUM            MAXIMUM
                                                          ASSET BASED             SERVICE           AGGREGATE
FUND                                                     SALES CHARGE               FEE            ANNUAL FEE
----                                                     ------------               ---            ----------
AIM Large Cap Opportunities Fund                             0.75%                 0.25%              1.00%

AIM Mid Cap Opportunities Fund                               0.75%                 0.25%              1.00%

AIM Small Cap Opportunities Fund                             0.75%                 0.25%              1.00%"

           All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  September 27, 1999
        -------------
                                             AIM SPECIAL OPPORTUNITIES FUNDS

Attest: /s/ P. MICHELLE GRACE                By: /s/ ROBERT H. GRAHAM
        -------------------------                -------------------------
        Assistant Secretary                      Robert H. Graham
                                                 President

(SEAL)